Ex-99. – (i)(2)

KRAMER LEVIN NAFTALIS & FRANKEL LLP

September 28, 2006

Mercantile Funds, Inc.

Two Hopkins Plaza

Baltimore, Maryland 21201

Re:	Mercantile Funds, Inc.
Post-Effective Amendment No. 42
File No. 33-27491; ICA No. 811-5782

Ladies and Gentlemen:

We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 42 to Registration Statement No. 33-27491 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

1177 AVENUE OF THE AMERICAS  NEW YORK NY 10036-2714  PHONE 212.715.9100  FAX 212.715.8 000  WWW.KRAMERLEVIN.COM

ALSO AT 47 AVENUE HOCHE 75008 PARIS FRANCE

IN ALLIANCE WITH BERWIN LEIGHTON PAISNER: LONDON * BRUSSELS

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